UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2013

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Discovery Communications, Inc. will issue a press release providing an overview of financial results for fourth quarter and full year 2013 on Thursday, February 13, 2014, 2013, at 7:00 a.m. EDT. A one-hour conference call with Discovery management will follow beginning at 8:30 a.m. EDT. The domestic toll-free dial-in number is 1-877-280-4962 or outside of the U.S. dial +1-857-244-7319, passcode 8148203. The conference call will be available live as a listen-only webcast at: www.discoverycommunications.com.
A replay of the call will be available beginning approximately one hour after the completion of the call until Februay 27, 2014. The domestic toll-free replay number is 1-888-286-8010, and the international replay number is +1-617-801-6888. Replay listeners must enter conference ID number 94631375. The replay will also be available via audio webcast in the "Investor Relations" section of the Company's website.

Item 9.01. Financial Statements and Exhibits

99.1 Press Release dated December 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: December 12, 2013	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer and General Counsel